                                                                   EXHIBIT 10.40
                                                                   -------------


                                CREDIT AGREEMENT

                          Dated as of February 22, 2007

                                      among

                             TRACTOR SUPPLY COMPANY,
                                  as Borrower,

                                       AND

                      CERTAIN SUBSIDIARIES OF THE BORROWER
                         FROM TIME TO TIME PARTY HERETO,
                                 as Guarantors,

                               THE SEVERAL LENDERS
                         FROM TIME TO TIME PARTY HERETO

                             BANK OF AMERICA, N. A.,
                            as Administrative Agent,

                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
                                       and
                         U.S. BANK NATIONAL ASSOCIATION,
                            as Co-Syndication Agents

                                       AND

                                  REGIONS BANK
                                       and
                       WACHOVIA BANK, NATIONAL ASSOCATION,
                           as Co-Documentation Agents




                         BANC OF AMERICA SECURITIES LLC,
                        as Lead Arranger and Book Manager



                                      TABLE OF CONTENTS

SECTION 1  DEFINITIONS....................................................................1
         1.1      DEFINITIONS.............................................................1
         1.2      COMPUTATION OF TIME PERIODS............................................18
         1.3      ACCOUNTING TERMS.......................................................19

SECTION 2  CREDIT FACILITIES.............................................................19
         2.1      REVOLVING LOANS........................................................19
         2.2      LETTER OF CREDIT SUBFACILITY...........................................21
         2.3      SWINGLINE LOANS SUBFACILITY............................................27

SECTION 3  OTHER PROVISIONS RELATING TO CREDIT FACILITIES................................28
         3.1      DEFAULT RATE...........................................................28
         3.2      EXTENSION AND CONVERSION...............................................28
         3.3      PREPAYMENTS............................................................29
         3.4      TERMINATION, REDUCTION OR INCREASE OF REVOLVING COMMITTED AMOUNT.......30
         3.5      FEES...................................................................31
         3.6      CAPITAL ADEQUACY.......................................................32
         3.7      LIMITATION ON EURODOLLAR LOANS.........................................32
         3.8      ILLEGALITY.............................................................32
         3.9      REQUIREMENTS OF LAW....................................................33
         3.10     TREATMENT OF AFFECTED LOANS............................................34
         3.11     TAXES..................................................................34
         3.12     COMPENSATION...........................................................36
         3.13     PRO RATA TREATMENT.....................................................36
         3.15     PAYMENTS, COMPUTATIONS; RETROACTIVE ADJUSTMENTS OF APPLICABLE RATE.....38
         3.16     EVIDENCE OF DEBT.......................................................40

SECTION 4  GUARANTY......................................................................40
         4.1      THE GUARANTY...........................................................40
         4.2      OBLIGATIONS UNCONDITIONAL..............................................41
         4.3      REINSTATEMENT..........................................................42
         4.4      CERTAIN ADDITIONAL WAIVERS.............................................42
         4.5      REMEDIES...............................................................42
         4.6      RIGHTS OF CONTRIBUTION.................................................42
         4.7      GUARANTEE OF PAYMENT; CONTINUING GUARANTEE.............................43

SECTION 5  CONDITIONS....................................................................43
         5.1      CLOSING CONDITIONS.....................................................43
         5.2      CONDITIONS TO ALL EXTENSIONS OF CREDIT.................................45

SECTION 6  REPRESENTATIONS AND WARRANTIES................................................46
         6.1      FINANCIAL CONDITION....................................................46
         6.2      NO MATERIAL CHANGE.....................................................46
         6.3      ORGANIZATION AND GOOD STANDING; COMPLIANCE WITH LAW....................46
         6.4      POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS..........................46
         6.5      NO CONFLICTS...........................................................47
         6.6      OWNERSHIP..............................................................47
         6.7      [Intentionally Omitted.]...............................................47
         6.8      LITIGATION.............................................................47


         6.9      TAXES..................................................................47
         6.10     COMPLIANCE WITH LAW....................................................47
         6.11     ERISA..................................................................47
         6.12     SUBSIDIARIES...........................................................49
         6.13     GOVERNMENTAL REGULATIONS, ETC..........................................49
         6.14     PURPOSE OF LOANS AND LETTERS OF CREDIT.................................50
         6.15     ENVIRONMENTAL MATTERS..................................................50
         6.16     INTELLECTUAL PROPERTY..................................................51
         6.17     SOLVENCY...............................................................51
         6.18     INVESTMENTS............................................................51
         6.19     DISCLOSURE.............................................................51
         6.20     NO BURDENSOME RESTRICTIONS.............................................51
         6.21     BROKERS' FEES..........................................................51
         6.22     LABOR MATTERS..........................................................51

SECTION 7  AFFIRMATIVE COVENANTS.........................................................52
         7.1      FINANCIAL STATEMENTS...................................................52
         7.2      PRESERVATION OF EXISTENCE AND FRANCHISES...............................54
         7.3      BOOKS AND RECORDS......................................................54
         7.4      COMPLIANCE WITH LAW....................................................54
         7.5      PAYMENT OF TAXES AND OTHER INDEBTEDNESS................................54
         7.6      INSURANCE..............................................................55
         7.7      MAINTENANCE OF PROPERTY................................................55
         7.8      PERFORMANCE OF OBLIGATIONS.............................................55
         7.9      USE OF PROCEEDS........................................................55
         7.10     AUDITS/INSPECTIONS.....................................................55
         7.11     FINANCIAL COVENANTS....................................................55
         7.12     ADDITIONAL CREDIT PARTIES..............................................56
         7.13     ENVIRONMENTAL LAWS.....................................................56

SECTION 8  NEGATIVE COVENANTS............................................................57
         8.1      INDEBTEDNESS...........................................................57
         8.2      LIENS..................................................................57
         8.3      NATURE OF BUSINESS.....................................................57
         8.4      CONSOLIDATION, MERGER, DISSOLUTION, ETC................................58
         8.5      ASSET DISPOSITIONS.....................................................58
         8.6      INVESTMENTS............................................................58
         8.7      RESTRICTED PAYMENTS....................................................58
         8.8      PREPAYMENTS OF INDEBTEDNESS, ETC.......................................58
         8.9      TRANSACTIONS WITH AFFILIATES...........................................59
         8.10     FISCAL YEAR; ORGANIZATIONAL DOCUMENTS..................................59
         8.11     LIMITATION ON RESTRICTED ACTIONS.......................................59
         8.12     OWNERSHIP OF SUBSIDIARIES..............................................59
         8.13     SALE LEASEBACKS........................................................59
         8.14     NO FURTHER NEGATIVE PLEDGES............................................60

SECTION 9  EVENTS OF DEFAULT.............................................................60
         9.1      EVENTS OF DEFAULT......................................................60
         9.2      ACCELERATION; REMEDIES.................................................62



SECTION 10  AGENCY PROVISIONS............................................................63
         10.1     APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT..................63
         10.2     RIGHTS AS A LENDER.....................................................63
         10.3     DELEGATION OF DUTIES...................................................63
         10.4     EXCULPATORY PROVISIONS.................................................64
         10.5     RELIANCE BY ADMINISTRATIVE AGENT.......................................64
         10.6     RESIGNATION OF ADMINISTRATIVE AGENT....................................65
         10.7     NON-RELIANCE BY ADMINISTRATIVE AGENT AND OTHER LENDERS.................65
         10.8     NO OTHER DUTIES, ETC...................................................66
         10.9     ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM..........................66
         10.10    GUARANTY MATTERS.......................................................66

SECTION 11  MISCELLANEOUS................................................................67
         11.1     NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATIONS......................67
         11.2     RIGHT OF SET-OFF.......................................................69
         11.3     SUCCESSORS AND ASSIGNS.................................................69
         11.4     NO WAIVER; REMEDIES CUMULATIVE.........................................73
         11.5     EXPENSES; INDEMNITY; DAMAGE WAIVER.....................................73
         11.6     AMENDMENTS, WAIVERS AND CONSENTS.......................................74
         11.7     COUNTERPARTS...........................................................75
         11.8     HEADINGS...............................................................75
         11.9     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.............................75
         11.10    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.......................76
         11.11    SEVERABILITY...........................................................77
         11.12    ENTIRETY...............................................................77
         11.13    BINDING EFFECT; TERMINATION............................................77
         11.14    TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY......................77
         11.15    USE OF SOURCES.........................................................78
         11.16    CONFLICT...............................................................78
         11.17    US PATRIOT ACT NOTICE..................................................78
         11.18    NO ADVISORY OR FIDUCIARY RESPONSIBILITY................................79
         11.19    REPLACEMENT OF LENDERS.................................................79

                                    SCHEDULES
                                    ---------

Schedule 1.1(a)            Existing Letters of Credit
Schedule 1.1(b)            Liens
Schedule 2.1(a)            Lenders
Schedule 6.12              Subsidiaries
Schedule 6.22              Labor Matters
Schedule 8.1               Indebtedness
Schedule 8.9               Transactions with Affiliates
Schedule 11.1              Notices

                                    EXHIBITS
                                    --------

Exhibit 2.1(b)(i)          Form of Notice of Borrowing
Exhibit 2.1(e)             Form of Revolving Note
Exhibit 2.3(b)             Form of Swingline Loan Request
Exhibit 2.3(e)             Form of Swingline Note
Exhibit 3.2                Form of Notice of Extension/Conversion
Exhibit 7.1(c)             Form of Officer's Compliance Certificate
Exhibit 7.12               Form of Joinder Agreement
Exhibit 11.3               Form of Assignment and Acceptance

                                CREDIT AGREEMENT


        THIS CREDIT AGREEMENT, dated as of February 22, 2007 (as amended, modified, restated or supplemented from time to time, the "CREDIT AGREEMENT"), is by and among TRACTOR SUPPLY COMPANY, a Delaware corporation (the "BORROWER"), the Subsidiary Guarantors (as defined herein), the Lenders (as defined herein) and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT").

                               W I T N E S S E T H

        WHEREAS, the Borrower has requested that the Lenders provide a $250,000,000 credit facility for the purposes hereinafter set forth; and

        WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth;

        NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    SECTION 1

                                   DEFINITIONS
                                   -----------

        1.1     DEFINITIONS.
                ------------

        As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

                "30-DAY INTERBANK OFFERED RATE" means, for any Swingline Loan, the rate per annum (rounded, if necessary, to the nearest one-one hundredth (1/100) of one percent) appearing each day on Page 3750 (or any successor page) of the Dow Jones Market Service as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) for a term of thirty (30) days. If for any reason such rate is not available, the term "30-Day Interbank Offered Rate" shall mean the rate per annum (rounded, if necessary, to the nearest 1/100 of 1%) appearing each day on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) for a term of thirty (30) days; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded, if necessary, to the nearest 1/100 of 1%). As to any date on which no such rates are available, the term "30-Day Interbank Offered Rate" shall mean such rate as determined on the next proceeding Business Day when such rate was determinable.

                "ADDITIONAL CREDIT PARTY" means each Person that becomes a Subsidiary Guarantor after the Closing Date by execution of a Joinder Agreement.

                "ADJUSTED BASE RATE" means the Base Rate PLUS the Applicable Percentage.

                "ADJUSTED EURODOLLAR RATE" means the Eurodollar Rate PLUS the Applicable Percentage.

                "ADMINISTRATIVE AGENT" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

                "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                "AFFILIATE" means, with respect to any Person, any other Person
        (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the Capital Stock in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                "AGENT-RELATED PERSONS" means the Administrative Agent, together with its Affiliates (including, at such times as Bank of America is the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                "APPLICABLE LENDING OFFICE" means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice as the office by which its Eurodollar Loans are made and maintained.

                "APPLICABLE PERCENTAGE" means, for purposes of calculating the applicable interest rate for any day for any Revolving Loan, the applicable rate for any day for any Swingline Loan, the applicable rate of the Unused Fee for any day for purposes of Section 3.5(a), the applicable rate of the Standby Letter of Credit Fee for any day for purposes of Section 3.5(b)(i) or the applicable rate for the Trade Letter of Credit Fee for any day for purposes of Section 3.5(b)(ii), the appropriate applicable percentage corresponding to the Leverage Ratio in effect as of the most recent Calculation Date:


                                  APPLICABLE         APPLICABLE      APPLICABLE       APPLICABLE
                                PERCENTAGE FOR       PERCENTAGE    PERCENTAGE FOR   PERCENTAGE FOR     APPLICABLE
                 LEVERAGE      EURODOLLAR LOANS    FOR BASE RATE   STANDBY LETTER    TRADE LETTER    PERCENTAGE FOR
PRICING LEVEL     RATIO      AND SWINGLINE LOANS       LOANS       OF CREDIT FEES   OF CREDIT FEES     UNUSED FEES
-------------- ------------- --------------------- --------------- ---------------- ---------------- ----------------
      I           = 3.5             0.90%               0.0%            0.90%            0.25%           0.175%
     II           = 3.0 but <       0.75%               0.0%            0.75%            0.25%            0.15%
                    3.5
     III          = 2.5 but <       0.60%               0.0%            0.60%            0.25%           0.125%
                    3.0
     IV           = 2.0 but <       0.50%               0.0%            0.50%            0.25%            0.10%
                    2.5
      V           = 1.5 but <       0.40%               0.0%            0.40%            0.25%           0.075%
                    2.0
     VI           < 1.5             0.35%               0.0%            0.35%            0.25%            0.06%

        The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "CALCULATION DATE") five Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of
        Section 7.1(c) for the most recently ended fiscal quarter of the Consolidated Parties; PROVIDED, HOWEVER, (i) the initial Applicable Percentages shall be based on Pricing Level IV and shall remain at Pricing Level IV until the first Calculation Date to occur subsequent to June 30, 2007 and (ii) if the Borrower fails to provide the officer's certificate as required by Section 7.1(c) for the last day of the most recently ended fiscal quarter of the Consolidated Parties, the Applicable Percentage from such Calculation Date shall be based on Pricing Level I until such time as an appropriate officer's certificate is provided, whereupon the Applicable Percentage shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding such Calculation Date. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans as well as any new Loans made or issued.

                "APPROVED FUND" means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

                "ARRANGER" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

                "ASSIGNEE GROUP" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

                "ASSIGNMENT AND ASSUMPTION" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.3(b)), and accepted by the Administrative Agent, in substantially the form of EXHIBIT 11.3 or any other form approved by the Administrative Agent.

                "BANK OF AMERICA" means Bank of America, N.A. and its successors.

                "BANKRUPTCY CODE" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                "BANKRUPTCY EVENT" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall admit in writing its inability to pay its debts generally as they become due.

                "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                "BASE RATE LOAN" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                "BORROWER" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

                "BORROWER MATERIALS" shall have the meaning assigned to such term in Section 7.1.

                "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or Nashville, Tennessee are authorized or required by law to close, EXCEPT THAT, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England.

                "CAPITAL LEASE" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                "CAPITAL STOCK" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person (other than a corporation) the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                "CASH EQUIVALENTS" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "APPROVED BANK"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and
        (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

                "CHANGE OF CONTROL" means the occurrence of any of the following events: (i) any Person or two or more Persons acting in concert shall have acquired "beneficial ownership," directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of the Borrower, or (ii) a majority of the members of the Board of Directors of the Borrower cease to be Continuing Directors.

                "CLOSING DATE" means the date hereof.

                "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                "COMMITMENT" means the Revolving Commitment, the Swingline Commitment and the LOC Commitment.

                "CONSOLIDATED CASH TAXES" means, for any period, the aggregate of all federal, state, local and foreign income, franchise, withholding, value added and similar taxes of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP, to the extent the same are paid in cash during such period.

                "CONSOLIDATED EBITDA" means, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (i) Consolidated Interest Expense, (ii) total federal, state, local and foreign income, value added and similar taxes, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expenses, (v) non-cash straight line rent expense and (vi) other non-recurring, non-cash expenses (excluding any non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period), all as determined in accordance with GAAP.

                "CONSOLIDATED EBITDAR" means, for any period, the sum of (a) Consolidated EBITDA for such period, plus (b) Consolidated Rental Expense for such period.

                "CONSOLIDATED INTEREST EXPENSE" means, for any period, all interest expense (including the interest component under Capital Leases and Synthetic Leases) of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP. For purposes of clarification, the implied interest component under Synthetic Leases shall be considered interest expense for purposes of this definition.

                "CONSOLIDATED PARTIES" means a collective reference to the Borrower and its Subsidiaries, and "CONSOLIDATED PARTY" means any one of them.

                "CONSOLIDATED NET INCOME" means, for any period, net income (excluding extraordinary gains and other non-recurring gains and losses) after taxes for such period of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP.

                "CONSOLIDATED RENTAL EXPENSE" means, for any period, cash rental expense under Operating Leases (excluding any Synthetic Lease) of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP.

                "CONSOLIDATED TANGIBLE ASSETS" means, as of any date of determination, all assets of the Consolidated Parties on a consolidated basis as of such date MINUS all intangible assets of the Consolidated Parties on a consolidated basis as of such date, all as determined in accordance with GAAP.

                "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Board of Directors of the Borrower who (a) was a member of the same Board of Directors on the Closing Date or (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

                "CREDIT DOCUMENTS" means a collective reference to this Credit Agreement, the Notes, the LOC Documents, each Joinder Agreement, the Administrative Agent's Fee Letter and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "CREDIT DOCUMENT" means any one of them.

                "CREDIT PARTIES" means a collective reference to the Borrower and the Guarantors, and "CREDIT PARTY" means any one of them.

                "CREDIT PARTY OBLIGATIONS" means, without duplication, (i) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender and the Swingline Lender) and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from the Borrower to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement relating to the Revolving Obligations hereunder.

                "DEFAULT" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                "DEFAULTING LENDER" means, at any time, any Lender or Issuing Lender that (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the term of this Credit Agreement within one Business Day of when due, (b) has breached Section 2.2, has failed to honor a Letter of Credit as required by its terms in accordance with
        Section 2.2 or has refused to issue a Letter of Credit pursuant to
        Section 2.2(a)(ii)(B), (c) other than as set forth in (a) and (b) above, has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement within one Business Day of when due, unless such amount is subject to a good faith dispute or (d) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of assets of which) a receiver, trustee or similar official has been appointed.

                "DOLLARS" and "$" means dollars in lawful currency of the United States of America.

                "DOMESTIC SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

                "ELIGIBLE ASSIGNEE" means (i) a Lender; (ii) an Affiliate of a Lender; (iii) an Approved Fund; and (iv) any other Person (other than a natural person) approved by the Administrative Agent, the Issuing Lender and the Swingline Lender and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.3, the Borrower (such approval not to be unreasonably withheld or delayed); PROVIDED, notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

                "ENVIRONMENTAL LAWS" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                "ERISA AFFILIATE" means an entity which is under common control with any Consolidated Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Consolidated Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

                "ERISA EVENT" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under
        Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

                "EURODOLLAR LOAN" means any Loan that bears interest at a rate based upon the Eurodollar Rate.

                "EURODOLLAR RATE" means for any Interest Period with respect to any Eurodollar Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                                             EURODOLLAR BASE RATE
                 Eurodollar Rate  =   ------------------------------------
                                      1.00 - Eurodollar Reserve Percentage

                Where,

                "EURODOLLAR BASE RATE" means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Base Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                "EURODOLLAR RESERVE PERCENTAGE" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                "EVENT OF DEFAULT" shall have the meaning as defined in Section 9.1.

                "EXISTING LETTERS OF CREDIT" means the letters of credit described by letter of credit number, undrawn amount, name of beneficiary and date of expiry on SCHEDULE 1.1(A) attached hereto.

                "FEES" means all fees payable pursuant to Section 3.5.

                "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded, if necessary, to the nearest 1/100 of 1%) charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

                "FIXED CHARGE COVERAGE RATIO" means, with respect to the Consolidated Parties on a consolidated basis, as of the end of each fiscal quarter of the Consolidated Parties for the twelve month period ending on such date, the ratio of (a) the sum of (i) Consolidated EBITDAR for the applicable period minus (ii) Consolidated Cash Taxes for the applicable period to (b) the sum of (i) the cash portion of Consolidated Interest Expense for the applicable period PLUS (ii) Scheduled Funded Debt Payments for the applicable period PLUS (iii) Consolidated Rental Expense for the applicable period PLUS (iv) cash dividends paid by the Borrower during the applicable period.

                "FOREIGN LENDER" shall have the meaning assigned to such term in
        Section 3.11(d).

                "FOREIGN SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person which is not a Domestic Subsidiary of such Person.

                "FRB" means the Board of Governors of the Federal Reserve System of the United States.

                "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans or similar extensions of credit in the ordinary course of its activities.

                "FUNDED INDEBTEDNESS" means, with respect to any Person, without duplication, (a) all Indebtedness of such Person other than Indebtedness of the types referred to in clause (e), (f), (g), (i), and (l) of the definition of "Indebtedness" set forth in this Section 1.1, (b) all Indebtedness of another Person of the type referred to in clause (a) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (c) all Guaranty Obligations of such Person with respect to Indebtedness of the type referred to in clause (a) above of another Person and (d) Indebtedness of the type referred to in clause
        (a) above of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

                "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of
        Section 1.3.

                "GOVERNMENTAL AUTHORITY" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                "GUARANTORS" means a collective reference to each of the Subsidiary Guarantors and "GUARANTOR" means any one of them.

                "GUARANTY OBLIGATIONS" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any Property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any

        Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                "HEDGING AGREEMENTS" means any interest rate protection agreement or foreign currency exchange agreement.

                "INDEBTEDNESS" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed),
        (k) the principal portion of all obligations of such Person under Synthetic Leases and (l) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

                "INDEMNIFIED PARTY" has the meaning specified in Section
        11.5(b).

                "INTEREST PAYMENT DATE" means (a) as to Base Rate Loans, the last day of each calendar month, the date of repayment of principal of such Loan and the Maturity Date, and (b) as to Eurodollar Loans, the last day of each applicable Interest Period, the date of repayment of principal of such Loan and the Maturity Date, and in addition, where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

                "INTEREST PERIOD" means, as to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); PROVIDED, HOWEVER, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Maturity Date, and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

                "INVESTMENT" means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of all or any substantial portion of the assets, Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of any Person or (b) any deposit with, or advance, loan or other extension of credit to, any Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in any Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

                "ISSUING LENDER" means Bank of America, or any successor issuer of Letters of Credit hereunder.

                "ISSUING LENDER FEES" shall have the meaning assigned to such term in Section 3.5(b)(ii).

                "JOINDER AGREEMENT" means a Joinder Agreement substantially in the form of EXHIBIT 7.12 hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.12.

                "L/C ADVANCE" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its pro rata share (based on the respective Revolving Commitment Percentage of such Lender).

                "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced by a Revolving Loan advance.

                "L/C CREDIT EXTENSION" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

                "LENDER" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender in accordance with the terms hereof, together with their successors and permitted assigns.

                "LETTER OF CREDIT" means (a) any letter of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of Section 2.2 and (b) any Existing Letter of Credit.

                "LETTER OF CREDIT APPLICATION" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Lender.

                "LETTER OF CREDIT EXPIRATION DATE" means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

                "LEVERAGE RATIO" means, with respect to the Consolidated Parties on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter, the ratio of (a) the sum of (i) Funded Indebtedness of the Consolidated Parties on the last day of such period PLUS (ii) Consolidated Rental Expense for such period multiplied by six to (b) the sum of (i) Consolidated EBITDAR for such period.

                "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

                "LOAN" or "LOANS" means the Revolving Loans (or a portion of any Revolving Loan bearing interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate) and/or any Swingline Loan, individually or collectively, as appropriate.

                "LOC COMMITMENT" means the commitment of the Issuing Lender to issue Letters of Credit, and to honor payment obligations under, Letters of Credit hereunder in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount and with respect to each Lender, the commitment of each Lender to purchase participation interests in the Letters of Credit.

                "LOC COMMITTED AMOUNT" means SEVENTY-FIVE MILLION DOLLARS ($75,000,000).

                "LOC DOCUMENTS" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

                "LOC OBLIGATIONS" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit PLUS
        (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed by the Borrower.

                "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, assets, property, condition (financial or otherwise), liabilities or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower and the other Credit Parties taken as a whole to perform any material obligation under the Credit Documents or (c) the material rights and remedies of the Lenders under the Credit Documents.

                "MATERIALS OF ENVIRONMENTAL CONCERN" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                "MATURITY DATE" means February __, 2012.

                "MOODY'S" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                "MULTIEMPLOYER PLAN" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

                "MULTIPLE EMPLOYER PLAN" means a Plan which any Consolidated Party or any ERISA Affiliate and at least one employer other than the Consolidated Parties or any ERISA Affiliate are contributing sponsors.

                "NON-CONSENTING LENDER" shall have the meaning assigned to such term in Section 11.19.

                "NOTE" or "NOTES" means the Revolving Notes and/or the Swingline Note, individually or collectively, as appropriate.

                "NOTICE OF BORROWING" means a written notice of borrowing in substantially the form of EXHIBIT 2.1(B)(I), as required by Section 2.1(b)(i).

                "NOTICE OF EXTENSION/CONVERSION" means the written notice of extension or conversion in substantially the form of EXHIBIT 3.2, as required by Section 3.2.

                "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

                "OTHER TAXES" shall have the meaning assigned to such term in
        Section 3.11.

                "PARTICIPANT" shall have the meaning assigned to such term in
        Section 11.3(d).

                "PARTICIPATION INTEREST" means a purchase by a Lender of a participation in Letters of Credit or LOC Obligations as provided in
        Section 2.2, in Swingline Loans as provided in Section 2.3, or in any Loans as provided in Section 3.14.

                "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

                "PERMITTED INVESTMENTS" means Investments which are either (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iv) investments in any Credit Party; and (v) investments (including acquisitions) of a nature not contemplated in the foregoing clauses in an amount at any time outstanding not to exceed $75,000,000 in the aggregate during the term of the Credit Agreement (including any goodwill associated herewith).

                "PERMITTED LIENS" means:

                        (i) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                        (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, PROVIDED that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                        (iii) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                        (iv) Liens in connection with attachments or judgments (including judgment or appeal bonds) PROVIDED that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

                        (v) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

                        (vi) Liens on Property securing purchase money Indebtedness (including Capital Leases) hereafter incurred to finance the purchase of fixed assets PROVIDED that (a) the total of all such Indebtedness of the Consolidated Parties secured by such Liens shall not exceed an aggregate principal amount of $20,000,000 at any one time outstanding and (b) any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;

                        (vii) leases or subleases granted to others not interfering in any material respect with the business of any Consolidated Party;

                        (viii) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, operating leases permitted by this Credit Agreement;

                        (ix) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

                        (x) Liens of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

                        (xi) Liens in connection with Sale and Leaseback Transactions permitted by Section 8.13;

                        (xii) Liens existing as of the Closing Date and set forth on SCHEDULE 1.1(A); PROVIDED that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date; and

                        (xiii) other Liens not described above, PROVIDED that the aggregate principal amount of obligations secured by such Liens PLUS the aggregate principal amount of unsecured Indebtedness of Subsidiaries of the Borrower outstanding pursuant to Section 8.1(f) does not exceed 10% of Consolidated Tangible Assets.

                "PERSON" means any individual, partnership, joint venture, firm, corporation, limited liability company, business trust, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

                "PLAN" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to
        be) an "employer" within the meaning of Section 3(5) of ERISA.

                "PLATFORM" shall have the meaning assigned to such term in
        Section 7.1.

                "PRIME RATE" means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

                "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                "PUBLIC LENDER" shall have the meaning assigned to such term in
        Section 7.1.

                "REGISTER" shall have the meaning given such term in Section 11.3(c).

                "REGULATION T, U, OR X" means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles) of any Materials of Environmental Concern.

                "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

                "REQUIRED LENDERS" means, at any time, Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 50% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the sum of the Revolving Commitment Percentage of such Lender multiplied by the Revolving Committed Amount and (b) at any time after the termination of the Commitments, the sum of
        (i) the principal balance of the outstanding Loans of such Lender plus
        (ii) such Lender's Participation Interests in the face amount of the outstanding Letters of Credit and Swingline Loans.

                "REQUIREMENT OF LAW" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

                "RESPONSIBLE OFFICER" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Credit Party. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the party of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

                "RESTRICTED PAYMENT" means (i) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (including without limitation any payment in connection with any merger or consolidation involving any Consolidated Party), or to the direct or indirect holders of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, in their capacity as such (other than dividends or distributions payable in the same class of Capital Stock of the applicable Person or to any Credit Party (directly or indirectly through Subsidiaries), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding.

                "REVOLVING COMMITMENT" means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding of up to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount, (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a), (ii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.2(c) and (iii) to purchase Participation Interests in Swingline Loans in accordance with the provisions of
        Section 2.3(c).

                "REVOLVING COMMITMENT PERCENTAGE" means, for any Lender, the percentage identified as its Revolving Commitment Percentage on SCHEDULE 2.1(A), as such percentage may be modified in accordance with the provisions of Section 3.4 or Section 11.3.

                "REVOLVING COMMITTED AMOUNT" means TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) as such amount may be increased or reduced pursuant to Section 3.4.

                "REVOLVING LOANS" shall have the meaning assigned to such term in Section 2.1(a).

                "REVOLVING NOTE" or "REVOLVING NOTES" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

                "REVOLVING OBLIGATIONS" means, collectively, the Revolving Loans, the Swingline Loans and the LOC Obligations.

                "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                "SALE AND LEASEBACK TRANSACTION" means any arrangement pursuant to which any Consolidated Party, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired (a) which such Consolidated Party has sold or transferred (or is to sell or transfer) to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.

                "SCHEDULED FUNDED DEBT PAYMENTS" means, as of the end of each fiscal quarter of the Borrower, for the Borrower and its Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Funded Indebtedness for the applicable period ending on such date (including the principal component of payments due on Capital Leases during the applicable period ending on such date); it being understood that Scheduled Funded Debt Payments shall not include prepayments pursuant to Section 3.3.

                "SINGLE EMPLOYER PLAN" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

                "SOLVENT" or "SOLVENCY" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                "STANDBY LETTER OF CREDIT FEE" shall have the meaning assigned to such term in Section 3.5(b)(i).

                "SUBSIDIARY" means, as to any Person at any time, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock. Notwithstanding the foregoing, (i) Del's Farm Supply Canada Co., a Nova Scotia corporation, shall not constitute a Subsidiary of the Borrower for purposes of the Credit Documents so long as its assets are less than $1,500,000 and its annual net income is less than $150,000 and (ii) Tractor Supply GC Trust, a Maryland business trust, shall not constitute a Subsidiary of the Borrower for purposes of the Credit Documents so long as it engages in no material business other than the administration of the Borrower's retail gift card program.

                "SUBSIDIARY GUARANTOR" means each of the Persons identified as a "Subsidiary Guarantor" on the signature pages hereto and each Additional Credit Party which may hereafter execute a Joinder Agreement, together with their successors and permitted assigns, and "Subsidiary Guarantor" means any one of them.

                "SWINGLINE COMMITTED AMOUNT" means TEN MILLION DOLLARS ($10,000,000).

                "SWINGLINE LENDER" means Bank of America, together with any successors or assigns.

                "SWINGLINE LOAN REQUEST" means a request by the Borrower for a Swingline Loan in substantially the form of EXHIBIT 2.3(B).

                "SWINGLINE LOANS" means the loans made by the Swingline Lender pursuant to Section 2.3.

                "SWINGLINE NOTE" means the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.3, as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

                "SYNTHETIC LEASE" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease.

                "TAXES" shall have the meaning assigned to such term in Section 3.11.

                "TRADE LETTER OF CREDIT FEE" shall have the meaning assigned to such term in Section 3.5(b)(ii).

                "UNREIMBURSED AMOUNT" shall have the meaning assigned to such term in Section 2.2(c)(i).

                "UNUSED FEE" shall have the meaning assigned to such term in
        Section 3.5(a).

                "UNUSED FEE CALCULATION PERIOD" shall have the meaning assigned to such term in Section 3.5(a).

                "UNUSED REVOLVING COMMITTED AMOUNT" means, for any period, the amount by which (a) the then applicable Revolving Committed Amount exceeds (b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Revolving Loans PLUS (ii) the outstanding aggregate principal amount of all LOC Obligations.

                "VOTING STOCK" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

                "WHOLLY OWNED SUBSIDIARY" of any Person means any Subsidiary 100% of whose Voting Stock or other equity interest is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

        1.2     COMPUTATION OF TIME PERIODS.

        For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

        1.3     ACCOUNTING TERMS.

        Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements as at December 31, 2005); PROVIDED, HOWEVER, if (a) the Credit Parties shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Credit Parties to the Lenders as to which no such objection shall have been made.


        1.4     LETTER OF CREDIT AMOUNTS.

        Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; PROVIDED, HOWEVER, that with respect to any Letter of Credit that, by its terms or the terms of any LOC Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.


                                    SECTION 2

                                CREDIT FACILITIES

        2.1     REVOLVING LOANS.

                (a) REVOLVING COMMITMENT. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Revolving Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("REVOLVING LOANS") from time to time from the Closing Date until the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein; provided, HOWEVER, that (i) with regard to the Lenders collectively, the amount of the Revolving Obligations outstanding shall not exceed the Revolving Committed Amount; PROVIDED, FURTHER, (ii) with regard to each Lender individually, such Lender's Revolving Commitment Percentage of the sum of the Revolving Loans PLUS LOC Obligations outstanding PLUS Swingline Loans outstanding shall not exceed such Lender's Revolving Commitment Percentage of the Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; PROVIDED, HOWEVER, that no more than ten Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing

        Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

                (b)     REVOLVING LOAN BORROWINGS.

                        (i) NOTICE OF BORROWING. The Borrower shall request a Revolving Loan borrowing by written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent not later than 12:00 Noon (Charlotte, North Carolina time) on the Business Day of the requested borrowing in the case of Base Rate Loans, and on the second Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Administrative Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                        (ii) MINIMUM AMOUNTS. Each Base Rate Loan that is a Revolving Loan shall be in a minimum aggregate principal amount of $100,000 and integral multiples of $1,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less), and each Eurodollar Loan that is a Revolving Loan shall be in a minimum aggregate principal amount of $2,500,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

                        (iii) ADVANCES. Each Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower as specified in Section 3.15(a), or in such other manner as the Administrative Agent may specify in writing, by 1:00 p.m. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                (c) REPAYMENT. The principal amount of all Revolving Loans shall be due and payable in full on the Maturity Date, unless accelerated sooner pursuant to Section 9.2.

                (d)     INTEREST. Subject to the provisions of Section 3.1,

                        (i) BASE RATE LOANS. During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

                        (ii) EURODOLLAR LOANS. During such periods as Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

        Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                (e) REVOLVING NOTES. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount and in substantially the form of EXHIBIT 2.1(E).

        2.2     LETTER OF CREDIT SUBFACILITY.

                (a)     THE LETTER OF CREDIT COMMITMENT.

                        (i) Subject to the terms and conditions set forth herein, (A) the Issuing Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.2,
                (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; PROVIDED that the Issuing Lender shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the sum of the Revolving Loans outstanding PLUS LOC Obligations outstanding PLUS Swingline Loans outstanding would exceed the Revolving Committed Amount,
                (y) with regard to any Lender individually, such Lender's Revolving Commitment Percentage of the sum of the Revolving Loans outstanding PLUS LOC Obligations outstanding PLUS Swingline Loans outstanding would exceed such Lender's Revolving Commitment Percentage of the Revolving Committed Amount or (z) the amount of LOC Obligations outstanding would exceed the LOC Committed Amount. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

                        (ii) The Issuing Lender shall be under no obligation to issue any Letter of Credit if:

                                (A)     any order, judgment or decree of any
                        Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it;

                                (B) the issuance of such Letter of Credit would violate one or more generally applicable policies of the Issuing Lender;

                                (C)     subject to Section 2.2(b)(iii), the
                        expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Lenders have approved such expiry date;

                                (D) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                                (E) such Letter of Credit is to be used for a purpose other than is permitted by Section 7.9 or denominated in a currency other than Dollars; or

                                (F) a default of any Lender's obligations to fund under Section 2.2(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the Issuing Lender has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the Issuing Lender's risk with respect to such Lender.

                        (iii) The Issuing Lender shall be under no obligation to amend any Letter of Credit if (A) the Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                (b)     PROCEDURES FOR ISSUANCE AND AMENDMENT OF LETTERS OF
                        CREDIT.

                        (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the Issuing Lender (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the Issuing Lender and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the Issuing Lender may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the Issuing Lender may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Lender (A) the Letter of Credit to be amended;
                (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Issuing Lender may require. Additionally, the Borrower shall furnish to the Issuing Lender and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any LOC Documents, as the Issuing Lender or the Agent may reasonably require.

                        (ii) Promptly after receipt of any Letter of Credit Application, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the Issuing Lender will provide the Administrative Agent with a copy thereof. Unless the Issuing Lender has received written notice from the Administrative Agent or any Credit Party at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 5 shall not be satisfied, then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Lender's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a risk participation in such Letter of Credit in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the Revolving Commitment Percentage of such Lender).

                        (iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Lender will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

                (c)     DRAWINGS AND REIMBURSEMENTS; FUNDING OF PARTICIPATIONS.

                        (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Lender shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the Issuing Lender under a Letter of Credit (each such date, an "HONOR DATE"), the Borrower shall reimburse the Issuing Lender through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the Issuing Lender by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "UNREIMBURSED AMOUNT"), and the amount of such Lender's pro rata share thereof (based on the respective Revolving Commitment Percentage of such Lender). In such event, the Borrower shall be deemed to have requested a Revolving Loan advance comprised of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.1 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Committed Amount and the conditions set forth in Section 5.2 (other than the delivery of a Notice of Borrowing). Any notice given by the Issuing Lender or the Administrative Agent pursuant to this Section 2.2(c)(i) may be given by telephone if immediately confirmed in writing; PROVIDED that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                        (ii) Each Lender (including the Lender acting as Issuing Lender) shall upon any notice pursuant to Section 2.2(c)(i) make funds available to the Administrative Agent for the account of the Issuing Lender at the Administrative Agent's Office in an amount equal to its pro rata share of the Unreimbursed Amount (based on the respective Revolving Commitment Percentage of such Lender) not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of
                Section 2.2(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Issuing Lender.

                        (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Loan advance because the conditions set forth in Section 5.2 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Lender an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.2(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.2.

                        (iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.2(c) to reimburse the Issuing Lender for any amount drawn under any Letter of Credit, interest in respect of such Lender's pro rata share (based on the respective Revolving Commitment Percentage of such Lender) of such amount shall be solely for the account of the Issuing Lender.

                        (v) Each Lender's obligation to make Revolving Loans or L/C Advances to reimburse the Issuing Lender for amounts drawn under Letters of Credit, as contemplated by this Section 2.2(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that each Lender's obligation to make Revolving Loans pursuant to this Section 2.2(c) is subject to the conditions set forth in Section 5.2 (other than delivery by the Borrower of a Notice of Borrowing). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit, together with interest as provided herein.

                        (vi) If any Lender fails to make available to the Administrative Agent for the account of the Issuing Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.2(c) by the time specified in Section 2.2(c)(ii), the Issuing Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Issuing Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

                (d)     REPAYMENT OF PARTICIPATIONS.

                        (i) At any time after the Issuing Lender has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.2(c), if the Administrative Agent receives for the account of the Issuing Lender any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its pro rata share thereof (based on the respective Revolving Commitment Percentage of such Lender) (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                        (ii) If any payment received by the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.2(c)(i) is required to be returned under any of the circumstances described in Section 3.14 (including pursuant to any settlement entered into by the Issuing Lender in its discretion), each Lender shall pay to the Administrative Agent for the account of the Issuing Lender its pro rata share thereof (based on the respective Revolving Commitment Percentage of such Lender) on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

                (e) OBLIGATIONS ABSOLUTE. The obligation of the Borrower to reimburse the Issuing Lender for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:

                        (i) any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, or any other agreement or instrument relating thereto;

                        (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                        (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                        (iv) any payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code or any other debtor relief laws; or

                        (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

                The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the Issuing Lender. The Borrower shall be conclusively deemed to have waived any such claim against the Issuing Lender and its correspondents unless such notice is given as aforesaid.

                (f) ROLE OF ISSUING LENDER. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Lender, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Lender shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED, HOWEVER, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Lender, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Lender, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.2(e); PROVIDED, HOWEVER, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Lender's willful misconduct or gross negligence or the Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit unless the Issuing Lender is prevented or prohibited from so paying as a result of any order or directive from any court or other Governmental Authority. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

                (g) CASH COLLATERAL. Upon the request of the Administrative Agent, (i) if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the LOC Obligations outstanding (in an amount equal to the amount of LOC Obligations outstanding determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, as collateral for the LOC Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Lender (which documents are hereby consented to by the Lenders). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

                (h) APPLICABILITY OF ISP AND UCP. Unless otherwise expressly agreed by the Issuing Lender and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

                (i) CONFLICT WITH LETTER OF CREDIT APPLICATION. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

        2.3     SWINGLINE LOANS SUBFACILITY.

                (a) SWINGLINE LOANS. Subject to the terms and conditions set forth herein and in the other Credit Documents and in reliance upon the agreements of the other Lenders set forth herein, the Swingline Lender hereby agrees to make loans to the Borrower in Dollars at any time and from time to time from the Closing Date to but not including the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein (each such loan, a "SWINGLINE LOAN" and collectively, the "SWINGLINE LOANS"); provided that (i) the aggregate principal amount of the Swingline Loans outstanding at any one time shall not exceed the Swingline Committed Amount and (ii) with regard to the Lenders collectively, the amount of Revolving Obligations outstanding shall not exceed the Revolving Committed Amount. Prior to the Maturity Date, Swingline Loans may be repaid and reborrowed by the Borrower in accordance with the provisions hereof.

                (b) METHOD OF BORROWING AND FUNDING SWINGLINE LOANS. By no later than 2:30 p.m. (Charlotte, North Carolina time), on the date of the requested borrowing of Swingline Loans, the Borrower shall telephone the Swingline Lender as well as submit a Swingline Loan Request to the Swingline Lender in the form of EXHIBIT 2.3(B) setting forth (i) the amount of the requested Swingline Loan and (ii) the date of the requested Swingline Loan and complying in all respects with Section 5.2. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Borrower by 3:00 p.m. on the Business Day of the requested borrowing. Each Swingline Loan shall be in a minimum amount of $100,000 and in integral multiples of $1,000 in excess thereof.

                (c) REPAYMENT AND PARTICIPATIONS OF SWINGLINE LOANS. The Borrower agrees to repay all Swingline Loans within five Business Days of demand therefor by the Swingline Lender. Each repayment of a Swingline Loan may be accomplished by requesting Revolving Loans which request is not subject to the conditions set forth in Section 5.2. In the event that the Borrower shall fail to timely repay any Swingline Loan, and in any event upon (i) a request by the Swingline Lender, (ii) the occurrence of an Event of Default described in Section 9.1(f) or (iii) the acceleration of any Loan or termination of any Commitment pursuant to Section 9.2, each other Lender shall irrevocably and unconditionally purchase from the Swingline Lender, without recourse or warranty, an undivided interest and participation in such Swingline Loan in an amount equal to such other Lender's Revolving Commitment Percentage thereof, by directly purchasing a participation in such Swingline Loan in such amount (regardless of whether the conditions precedent thereto set forth in Section 5.2 are then satisfied, whether or not the Borrower has submitted a Notice of Borrowing and whether or not the Commitments are then in effect, any Event of Default exists or all the Loans have been accelerated) and paying the proceeds thereof to the Swingline Lender at the address provided in Section 11.1, or at such other address as the Swingline Lender may designate, in Dollars and in immediately available funds. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon the Swingline Lender's demand therefor, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Credit Documents other than those provisions requiring the other Lenders to purchase a participation therein. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section 2.3(c) until such amount has been purchased (as a result of such assignment or otherwise). The principal amount of all Swingline Loans shall be due and payable in full on the Maturity Date, unless accelerated sooner pursuant to Section
        9.2 or required to be repaid by the Swingline Lender pursuant to the foregoing terms of this Section 2.3(c).

                (d) INTEREST. Subject to the provisions of Section 3.1, each Swingline Loan shall bear interest at a per annum rate equal to the 30-Day Interbank Offered Rate PLUS the Applicable Percentage.

                (e) SWINGLINE NOTE. The Swingline Loans made by the Swingline Lender shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in the face amount of the Swingline Committed Amount and in substantially the form of EXHIBIT 2.3(E).

                                    SECTION 3

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES
                 ----------------------------------------------

        3.1     DEFAULT RATE.

        Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Adjusted Base Rate PLUS 2%).

        3.2     EXTENSION AND CONVERSION.

        The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; PROVIDED, HOWEVER, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans or extended as Eurodollar Loans for new Interest Periods only on the last day of the Interest Period applicable thereto, (ii) without the consent of the Required Lenders, Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if the conditions precedent set forth in Section 5.2 are satisfied on the date of extension or conversion,
(iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "INTEREST PERIOD" set forth in Section 1.1 and shall be in such minimum amounts as provided in Section 2.1(b)(ii), (iv) no more than ten Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period) and (v) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Administrative Agent specified in specified in SCHEDULE 2.1(A), or at such other office as the Administrative Agent may designate in writing, prior to 12:00 Noon (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the second Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (b), (c), (d), (e) and (f) of
Section 5.2. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

        3.3     PREPAYMENTS.

                (a)     VOLUNTARY PREPAYMENTS.

                        The Borrower shall have the right to prepay Loans in
                whole or in part from time to time; PROVIDED, HOWEVER, that each partial prepayment of Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $100,000. Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect; PROVIDED that if the Borrower fails to specify a voluntary prepayment then such prepayment shall be applied to Revolving Loans, in each case first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(a) shall be subject to Section 3.12, but otherwise without premium or penalty.

                (b)     MANDATORY PREPAYMENTS.

                        If at any time (i) the sum of the aggregate amount of
                the outstanding Revolving Loans PLUS LOC Obligations outstanding PLUS Swingline Loans outstanding shall exceed the Revolving Committed Amount, (ii) the aggregate amount of LOC Obligations outstanding shall exceed the LOC committed Amount or (iii) the aggregate amount of Swingline Loans outstanding shall exceed the Swingline Committed Amount, the Borrower shall immediately make payment on the Loans and/or cash collateralize the LOC Obligations in an amount sufficient to eliminate such excess. All amounts required to be paid pursuant to Section

                3.3(b) shall be applied as follows: to the Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(b) shall be subject to
                Section 3.12.


        3.4     TERMINATION, REDUCTION OR INCREASE OF REVOLVING COMMITTED
                AMOUNT.

                (a) VOLUNTARY REDUCTIONS. The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five Business Days' prior written notice to the Administrative Agent; PROVIDED, that, no such termination or reduction shall be made which would cause the sum of the aggregate principal amount of the outstanding Revolving Loans PLUS LOC Obligations PLUS Swingline Loans to exceed the Revolving Committed Amount or unless, concurrently with such termination or reduction, the Loans are repaid to the extent necessary to eliminate such excess. The Administrative Agent shall promptly notify each affected Lender of receipt by the Administrative Agent of any notice from the Borrower pursuant to this Section 3.4(a).

                (b) MANDATORY TERMINATION. The Revolving Commitments of the Lenders, the LOC Commitment of the Issuing Lender and the Swingline Commitment of the Swingline Lender shall automatically terminate on the Maturity Date, as applicable.

                (c) INCREASE OF REVOLVING COMMITTED AMOUNT. The Borrower shall have the right, upon at least fifteen (15) Business Days' prior written notice to the Administrative Agent, to increase the Revolving Committed Amount by up to $100,000,000 in the aggregate in one or more increases, at any time prior to the date that is six (6) months prior to the Maturity Date, SUBJECT, HOWEVER, in any such case, to satisfaction of the following conditions precedent:

                        (i) the Revolving Committed Amount shall not exceed $350,000,000 without the consent of the Required Lenders;

                        (ii) no Default or Event of Default shall have occurred and be continuing on the date on which such increase is to become effective;

                        (iii)   the representations and warranties set forth in
                ARTICLE VI shall be true and correct in all material respects on and as of the date on which such increase is to become effective;

                        (iv) such increase shall be in a minimum amount of $10,000,000 and in integral multiples of $5,000,000 in excess thereof;

                        (v) such requested increase shall only be effective upon receipt by the Administrative Agent of (A) additional commitments in a corresponding amount of such requested increase from either existing Lenders and/or one or more other institutions that qualify as an Eligible Assignee (it being understood and agreed that no existing Lender shall be required to provide an additional commitment) and (B) documentation from each institution providing an additional commitment evidencing their commitment and their obligations under this Credit Agreement in form and substance acceptable to the Administrative Agent;

                        (vi) the Administrative Agent shall have received all documents (including resolutions of the board of directors of the Borrower) it may reasonably request relating to the corporate or other necessary authority for and the validity of such increase in the Revolving Committed Amount, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent; and

                        (vii) if any Revolving Loans are outstanding at the time of the increase in the Revolving Committed Amount, the Borrower shall, if applicable, prepay one or more existing Revolving Loans (such prepayment to be subject to Section 3.12) in an amount necessary such that after giving effect to the increase in the Revolving Committed Amount, each Lender will hold its pro rata share (based on its Revolving Commitment Percentage of the increased Revolving Committed Amount) of outstanding Revolving Loans.

        3.5     FEES.

                (a) UNUSED FEE. In consideration of the Revolving Commitments of the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee (the "UNUSED FEE") equal to the Applicable Percentage per annum for Unused Fees then in effect on the Unused Revolving Committed Amount for each day during the applicable Unused Fee Calculation Period (hereinafter defined). The Unused Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last business day of each March, June, September and December (and any date that the Revolving Committed Amount is reduced as provided in Section 3.4 and the Maturity Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an "UNUSED FEE CALCULATION PERIOD"), beginning with the first of such dates to occur after the Closing Date. For purposes of computation of the Unused Fees, the Swingline Loans shall not be counted toward or considered usage of the Revolving Committed Amount.

                (b)     LETTER OF CREDIT FEES.

                        (i) STANDBY LETTER OF CREDIT ISSUANCE FEE. In consideration of the issuance of standby Letters of Credit hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Lender a fee (the "LETTER OF CREDIT FEE") on such Lender's Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Standby Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

                        (ii) TRADE LETTER OF CREDIT DRAWING FEE. In consideration of the issuance of trade Letters of Credit hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Lender a fee (the "TRADE LETTER OF CREDIT FEE") on such Lender's Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such trade Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Trade Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

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


                        (iii) ISSUING LENDER FEES. In addition to the Standby Letter of Credit Fee payable pursuant to clause (i) above and the Trade Letter of Credit Fee payable pursuant to clause (ii) above, the Borrower promises to pay to the Issuing Lender for its own account without sharing by the other Lenders customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "ISSUING LENDER FEES").

        3.6     CAPITAL ADEQUACY.

        If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

        3.7     LIMITATION ON EURODOLLAR LOANS.

        If on or prior to the first day of any Interest Period for any Eurodollar Loan:

                (a) the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                (b) the Required Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, continue Eurodollar Loans, or to convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or convert such Eurodollar Loans into Base Rate Loans in accordance with the terms of this Credit Agreement.

        3.8     ILLEGALITY.

                Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement,
(a) such Lender shall promptly give written notice of such circumstances to the Borrower and the

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


Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans, shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.12.

        3.9     REQUIREMENTS OF LAW.

        If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                        (i) shall subject such Lender (or its Applicable Lending
                Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                        (ii) shall impose, modify, or deem applicable any
                reserve, special deposit, assessment, or similar requirement (other than the Eurodollar Reserve Percentage utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

                        (iii) shall impose on such Lender (or its Applicable
                Lending Office) or the London interbank market any other condition affecting this Credit Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes with respect to any Eurodollar Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 3.9, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Eurodollar Loans, or to convert Base Rate Loans into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested. Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 3.9 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

        3.10    TREATMENT OF AFFECTED LOANS.

        If the obligation of any Lender to make any Eurodollar Loan or to continue, or to convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.8 or 3.9 hereof, such Lender's Eurodollar Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a conversion required by Section 3.8 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to such conversion no longer exist:

                (a) to the extent that such Lender's Eurodollar Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

                (b) all Loans that would otherwise be made or continued by such Lender as Eurodollar Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to the conversion of such Lender's Eurodollar Loans pursuant to this
Section 3.10 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

        3.11    TAXES.

                (a) Any and all payments by any Credit Party to or for the account of any Lender or the Administrative Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Administrative Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "TAXES"). If any Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions,
        (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Credit Party shall furnish to the Administrative Agent, at its address referred to in
        Section 11.1, the original or a certified copy of a receipt evidencing payment thereof.

                (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as "OTHER TAXES").

                (c) The Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                (d)     Each Lender that is not a United States person under
        Section 7701(a)(30) of the Code (a "FOREIGN LENDER"), on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Credit Agreement or any of the other Credit Documents.

                (e) For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to Section 3.11(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.11(a) or 3.11(b) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                (f) If any Credit Party is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.11, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the reasonable judgment of such Lender, is not otherwise disadvantageous to such Lender.

                (g) Within thirty (30) days after the date of any payment of Taxes, the applicable Credit Party shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing such payment.

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


                (h) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 3.11 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

        3.12    COMPENSATION.

        Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                (a) any payment, prepayment, or conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9.2) on a date other than the last day of the Interest Period for such Loan; or

                (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
        Section 5 to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Loan on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Credit Agreement.

With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (b) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.12 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

        3.13    PRO RATA TREATMENT.

        Except to the extent otherwise provided herein:

                (a) LOANS. Each Loan, each payment or (subject to the terms of Section 3.3) prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Fees, each payment of the Standby Letter of Credit Fee, each payment of the Trade Letter of Credit Fee, each reduction in Commitments and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Revolving Loans and Participation Interests.

                (b) ADVANCES. The obligations of the Lenders hereunder to make Loans and to fund Participation Interests in Letters of Credit and Swingline Loans or to make any payment under Section 11.5(c) are several and not joint. The failure of any Lender to make any Loan or to fund any such Participation Interests or to make any payment under Section 11.5(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, purchase its Participation Interests or to make any payment under Section 11.5(c).

                (c) (i) FUNDING BY LENDERS; PRESUMPTION BY ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any borrowing of Eurodollar Loans (or, in the case of any borrowing of Base Rate Loans, prior to 12:00 noon on the date of such borrowing) that such Lender will not make available to the Administrative Agent such Lender's share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.1 (or, in the case of a borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by
        Section 2.1) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans; the Administrative Agent shall not request that the Borrower make such payment unless such Lender has not made such payment to the Administrative Agent within two Business Days following demand. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

                        (ii) PAYMENTS BY BORROWER; PRESUMPTIONS BY ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

        A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

        3.14    SHARING OF PAYMENTS.

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


        The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
Section 3.14 to share in the benefits of any recovery on such secured claim.

        3.15    PAYMENTS, COMPUTATIONS; RETROACTIVE ADJUSTMENTS OF APPLICABLE
                RATE.

                (a) All payments hereunder shall be made to the Administrative Agent in Dollars in immediately available funds, without recoupment, setoff, deduction, counterclaim or withholding of any kind, and, except as otherwise specifically provided herein, at the Administrative Agent's office specified in SCHEDULE 2.1(A) not later than 2:00 p.m. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower or any other Credit Party maintained with the Administrative Agent (with notice to the Borrower or such other Credit Party). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.13(a)). The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 2:00 p.m. (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such

        Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

                If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and
        (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.2(c)(iii) or 3.5(b) or under Section 9.

                (b) ALLOCATION OF PAYMENTS AFTER ACCELERATION. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the acceleration of the Credit Party Obligations pursuant to Section 9.2, all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

                SECOND, to payment of any fees owed to the Administrative Agent;

                THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

                FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest;

                FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);

                SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

        In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 3.15(b).

        3.16    EVIDENCE OF DEBT.

                (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

                (b) The Administrative Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of any Credit Party and each Lender's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

                (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.16 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Credit Parties therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Credit Parties to repay the Credit Party obligations owing to such Lender.

                                    SECTION 4

                                    GUARANTY
                                    --------

        4.1     THE GUARANTY.

        Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

        Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

        4.2     OBLIGATIONS UNCONDITIONAL.

        The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 4 until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under this Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents or Hedging Agreements. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

                (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;

                (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be done or omitted;

                (c) the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

                (d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Credit Party Obligations shall fail to attach or be perfected; or

                (e) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.

        4.3     REINSTATEMENT.

        The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

        4.4     CERTAIN ADDITIONAL WAIVERS.

        Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Credit Party Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

        4.5     REMEDIES.

        The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1.

        4.6     RIGHTS OF CONTRIBUTION.

        The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full to the Administrative Agent and the Lenders of the Guaranteed Obligations, and none of the Guarantors shall exercise any right or remedy under this Section 4.6 against any

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


other Guarantor until payment and satisfaction in full of all of such Guaranteed Obligations. For purposes of this Section 4.6, (a) "GUARANTEED OBLIGATIONS" shall mean any obligations arising under the other provisions of this Section 4;
(b) "EXCESS PAYMENT" shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Guaranteed Obligations; (c) "PRO RATA SHARE" shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Credit Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties hereunder) of the Credit Parties; PROVIDED, HOWEVER, that, for purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (D) "CONTRIBUTION SHARE" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Credit Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties) of the Credit Parties other than the maker of such Excess Payment; PROVIDED, HOWEVER, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 4.6 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrower in respect of any payment of Guaranteed Obligations.

        4.7     GUARANTEE OF PAYMENT; CONTINUING GUARANTEE.

        The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.

                                    SECTION 5

                                   CONDITIONS
                                   ----------

        5.1     CLOSING CONDITIONS.

        The obligation of the Lenders to enter into this Credit Agreement and to make the initial Loans or the Issuing Lender to issue the initial Letter of Credit, whichever shall occur first, shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders):

                (a) EXECUTED CREDIT DOCUMENTS. Receipt by the Administrative Agent of duly executed copies of: (i) this Credit Agreement, (ii) the Notes and (iii) all other Credit Documents, each in form and substance acceptable to the Administrative Agent in its sole discretion.

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


                (b) CORPORATE DOCUMENTS. Receipt by the Administrative Agent of the following:

                        (i) CHARTER DOCUMENTS. Copies of the articles or certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                        (ii) BYLAWS. A copy of the bylaws of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                        (iii) RESOLUTIONS. Copies of resolutions of the Board of Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

                        (iv) GOOD STANDING. Copies of certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and Tennessee and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect.

                        (v) INCUMBENCY. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

                (c) FINANCIAL STATEMENTS. Receipt by the Administrative Agent of the consolidated and consolidating financial statements of the Borrower and its Subsidiaries, including balance sheets and income and cash flow statements for the fiscal year ended December 31, 2005 and audited by nationally recognized independent public accountants and containing an unqualified opinion of such firm that such statements present fairly the consolidated and consolidating financial position of the Borrower and its Subsidiaries and are prepared in conformity with GAAP.

                (d) OPINIONS OF COUNSEL. The Administrative Agent shall have received a legal opinion in form and substance reasonably satisfactory to the Administrative Agent dated as of the Closing Date from counsel to the Credit Parties.

                (e) MATERIAL ADVERSE EFFECT. No material adverse change shall have occurred since December 31, 2005 in the condition (financial or otherwise), business, assets, liabilities, operations, management or prospects of the Consolidated Parties taken as a whole.

                (f) LITIGATION. There shall not exist any pending or threatened action, suit, investigation or proceeding against a Consolidated Party that could have a Material Adverse Effect.

                (g) OFFICER'S CERTIFICATES. The Administrative Agent shall have received a certificate or certificates executed by the chief financial officer of the Borrower as of the Closing Date stating that
        (A) each Credit Party is in compliance with all existing financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could have a Material Adverse Effect, and
        (D) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (1) each of the Credit Parties is Solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (4) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.11.

                (h) FEES AND EXPENSES. Payment by the Credit Parties of all fees and expenses owed by them to the Lenders and the Administrative Agent, including, without limitation, payment to the Administrative Agent of the fees set forth in the Fee Letter.

        Without limiting the generality of the last paragraph of Section 10.4, for purposes of determining compliance with the conditions specified in this
Section 5.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

        5.2     CONDITIONS TO ALL EXTENSIONS OF CREDIT.

        The obligations of each Lender to make, convert or extend any Loan and of the Issuing Lender to issue or extend any Letter of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.1:

                (a) The Borrower shall have delivered (i) in the case of any Revolving Loan, an appropriate Notice of Borrowing or Notice of Extension/Conversion or (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2(b);

                (b) The representations and warranties set forth in Section 6 (other than Sections 6.2 and 6.8) shall, subject to the limitations set forth therein, be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

                (c) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto; and

                (d) Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (i) the sum of the aggregate principal amount of outstanding Revolving Loans PLUS LOC Obligations outstanding PLUS outstanding Swingline Loans shall not exceed the Revolving Committed Amount and (ii) the LOC Obligations shall not exceed the LOC Committed Amount.

The delivery of each Notice of Borrowing, each Notice of Extension/Conversion and each request for a Letter of Credit pursuant to Section 2.2(b) shall constitute a representation and warranty by the Credit Parties of the correctness of the matters specified in subsections (b), (c) and (d) above.

                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

        The Credit Parties hereby represent to the Administrative Agent and each Lender that:

        6.1     FINANCIAL CONDITION.

        The financial statements delivered to the Lenders pursuant to Section 5.1(c) and Section 7.1(a) and (b), (i) have been prepared in accordance with GAAP and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) in all material respects the consolidated and consolidating financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.

        6.2     NO MATERIAL CHANGE.

        Since December 31, 2005, (a) there has been no development or event relating to or affecting a Consolidated Party which has had or could reasonably be expected to have a Material Adverse Effect and (b) except as otherwise permitted under this Credit Agreement, no dividends or other distributions have been declared, paid or made upon the Capital Stock in a Consolidated Party nor has any of the Capital Stock in a Consolidated Party been redeemed, retired, purchased or otherwise acquired for value.

        6.3     ORGANIZATION AND GOOD STANDING; COMPLIANCE WITH LAW.

        Each of the Consolidated Parties (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the requisite power and authority to own and operate all its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified to conduct business and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect.

        6.4     POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

        Each of the Credit Parties has the corporate or other necessary power and authority, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party. This Credit Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

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


        6.5     NO CONFLICTS.

        Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any material Requirement of Law or any other material law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien upon or with respect to its properties. No Default or Event of Default has occurred and is continuing.

        6.6     OWNERSHIP.

        Each Consolidated Party is the owner of, and has good and marketable title to, all of its respective assets that are necessary for the operation of their respective businesses and none of such assets is subject to any Lien other than Permitted Liens.

        6.7     [Intentionally Omitted.]

        6.8     LITIGATION.

        There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against any Consolidated Party which could reasonably be expected to have a Material Adverse Effect.

        6.9     TAXES.

        Each Consolidated Party has filed, or caused to be filed, all material income tax returns and all other material tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware as of the Closing Date of any proposed tax assessments against it or any Consolidated Party.

        6.10    COMPLIANCE WITH LAW.

        Each Consolidated Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply could not reasonably be expected to have a Material Adverse Effect.

        6.11    ERISA.

                (a) Except as could not reasonably be expected to have a Material Adverse Effect, during the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

                (c) Neither any Consolidated Party nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Consolidated Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Consolidated Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

                (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

                (e) Neither any Consolidated Party nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and
        Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

                (f) Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Credit Parties in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in Section 11.15 with respect to their source of funds and is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company's general asset account do not constitute assets of an "employee benefit plan" within the meaning of
        Section 3(3) of ERISA of a "plan" within the meaning of Section 4975(e)(1) of the Code.

        6.12    SUBSIDIARIES.

        Set forth on SCHEDULE 6.12 is a complete and accurate list of all Subsidiaries of each Consolidated Party. Information on SCHEDULE 6.12 includes jurisdiction of incorporation and the percentage of outstanding shares of each class owned (directly or indirectly) by such Credit Party. The outstanding Capital Stock of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by each such Consolidated Party, directly or indirectly, free and clear of all Liens.

        6.13    GOVERNMENTAL REGULATIONS, ETC.

                (a) No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, in a manner that would constitute a violation of Regulation T, Regulation U or Regulation X. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Consolidated Parties. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the effect of the foregoing sentences in conformity with the requirements of FR Form U-1 referred to in Regulation U.

                (b) No Consolidated Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no Consolidated Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company.

                (c) No director, executive officer or principal shareholder of any Consolidated Party is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

                (d) Each Consolidated Party has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the ownership of its respective Property and to the conduct of its respective businesses as presently conducted except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

                (e) No Consolidated Party is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which violation could reasonably be expected to have a Material Adverse Effect.

                (f) Each Consolidated Party is current with all reports and documents, if any, required to be filed with any state or federal securities commission or similar securities agency and is in full compliance in all respects with all applicable rules and regulations of such commissions except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

        6.14    PURPOSE OF LOANS AND LETTERS OF CREDIT.

        The proceeds of the Loans hereunder shall be used solely by the Borrower
(i) for working capital, (ii) for general corporate purposes (including, without limitation, the repurchase by the Borrower of Capital Stock of the Borrower and the payment of cash dividends), (iii) to make capital expenditures and (iv) to refinance existing Indebtedness of the Borrower. The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.

        6.15    ENVIRONMENTAL MATTERS.

        Except as would not reasonably be expected to have a Material Adverse
Effect:

                (a) Each of the facilities and properties owned, leased or operated by the Consolidated Parties (the "PROPERTIES") and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by the Consolidated Parties (the "BUSINESSES"), and there are no conditions relating to the Businesses or Properties that could give rise to liability under any applicable Environmental Laws.

                (b) None of the Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                (c) No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does any Consolidated Party have knowledge or reason to believe that any such notice will be received or is being threatened.

                (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf of any Consolidated Party in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

                (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Credit Party, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the Properties or the Businesses.

                (f) There has been no release, or threat of release, of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

        6.16    INTELLECTUAL PROPERTY.

        Each Consolidated Party owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "INTELLECTUAL PROPERTY") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and to the Credit Parties' knowledge the use of such Intellectual Property by any Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        6.17    SOLVENCY.

        Each Consolidated Party is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

        6.18    INVESTMENTS.

        All Investments of each Consolidated Party are Permitted Investments.

        6.19    DISCLOSURE.

        Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

        6.20    NO BURDENSOME RESTRICTIONS.

        No Consolidated Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        6.21    BROKERS' FEES.

        None of the Borrower or any of its Subsidiaries has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents.

        6.22    LABOR MATTERS.

        (a) Except as set forth on SCHEDULE 6.22, there are no collective bargaining agreements or Multiemployer Plans covering the employees of a Consolidated Party, and (b) none of the Consolidated Parties (i) has suffered any strikes, walkouts, work stoppages or other material labor difficulty that could reasonably be expected to have a Material Adverse Effect within the last five years, or (ii) has knowledge of any potential or pending strike, walkout or work stoppage that could reasonably be expected to have a Material Adverse Effect.

                                    SECTION 7

                              AFFIRMATIVE COVENANTS
                              ---------------------

        Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

        7.1     FINANCIAL STATEMENTS.

        The Credit Parties will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders:

                (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within 90 days after the close of each fiscal year of the Consolidated Parties, the consolidated and consolidating balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal year, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated and consolidating figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner.

                (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Consolidated Parties (other than the fourth fiscal quarter, in which case 90 days after the end thereof) a consolidated and consolidating balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal quarter, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal quarter, in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                (c) OFFICER'S CERTIFICATE. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer of the Borrower substantially in the form of EXHIBIT 7.1(C), (i) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

                (d) ACCOUNTANT'S CERTIFICATE. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

                (e) AUDITOR'S REPORTS. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to any Consolidated Party in connection with any annual, interim or special audit of the books of such Person.

                (f)     REPORTS. Promptly upon transmission or receipt thereof,
        (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Consolidated Party shall send to its shareholders or to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder and (ii) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

                (g) NOTICES. Upon obtaining knowledge thereof, the Credit Parties will give written notice to the Administrative Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and
        (ii) the occurrence of any of the following with respect to any Consolidated Party (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is likely to have a Material Adverse Effect, (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect, or (C) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Person or any ERISA Affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan.

                (h) ERISA. Upon obtaining knowledge thereof, the Credit Parties will give written notice to the Administrative Agent promptly (and in any event within five business days) of: (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                (i) OTHER INFORMATION. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of any Consolidated Party as the Administrative Agent or the Required Lenders may reasonably request.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the Issuing Lender materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "BORROWER MATERIALS") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "PLATFORM") and (b) certain of the Lenders (each, a "Public Lender") may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons' securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the Issuing Lender and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (PROVIDED, HOWEVER, that to the extent such Borrower Materials contain confidential information, they shall be treated as set forth in Section 11.14); (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

        7.2     PRESERVATION OF EXISTENCE AND FRANCHISES.

        Each Credit Party will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

        7.3     BOOKS AND RECORDS.

        Each Credit Party will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

        7.4     COMPLIANCE WITH LAW.

        Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.

        7.5     PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

        Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; PROVIDED, HOWEVER, that no

Consolidated Party shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment
(i) could reasonably be expected to give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect.

        7.6     INSURANCE.

        Each Credit Party will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

        7.7     MAINTENANCE OF PROPERTY.

        Each Credit Party will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

        7.8     PERFORMANCE OF OBLIGATIONS.

        Each Credit Party will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

        7.9     USE OF PROCEEDS.

        The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 6.14.

        7.10    AUDITS/INSPECTIONS.

        Upon reasonable notice and during normal business hours, each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person.

        7.11    FINANCIAL COVENANTS.

                (a) FIXED CHARGE COVERAGE RATIO. The Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Borrower, shall be greater than or equal to 2.00 to 1.0.

                (b) LEVERAGE RATIO. The Leverage Ratio, as of the last day of each fiscal quarter of the Borrower, shall be less than or equal to
        4.00 to 1.0.

        7.12    ADDITIONAL CREDIT PARTIES.

        As soon as practicable and in any event within 30 days after any Person becomes a Subsidiary of any Credit Party, the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall if such Person is a Domestic Subsidiary of a Credit Party, cause such Person to execute a Joinder Agreement in substantially the same form as EXHIBIT 7.12 and cause such Person to deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person, and favorable opinions of counsel to such Person all in form, content and scope reasonably satisfactory to the Administrative Agent.

        7.13    ENVIRONMENTAL LAWS.

                (a) The Consolidated Parties shall comply in all material respects with, and take reasonable actions to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable actions to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

                (b) The Consolidated Parties shall conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the failure to do or the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

                (c) The Consolidated Parties shall defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Loans and all other amounts payable hereunder, and termination of the Commitments.

                                    SECTION 8

                               NEGATIVE COVENANTS
                               ------------------

        Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

        8.1     INDEBTEDNESS.

        The Credit Parties will not permit any of their Subsidiaries to contract, create, incur, assume or permit to exist any Indebtedness, except:

                (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                (b) purchase money Indebtedness (including obligations in respect of Capital Leases) hereafter incurred to finance the purchase of fixed assets PROVIDED that (i) the total of all such Indebtedness, together with all such Indebtedness of the Borrower secured by Liens permitted by clause (vi) of the definition of "Permitted Liens", shall not exceed an aggregate principal amount of $20,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                (c) Indebtedness set forth in SCHEDULE 8.1 and any renewals, refinancings or extensions thereof (without increasing the amount thereof);

                (d) obligations in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

                (e) intercompany Indebtedness arising out of loans, advances and Guaranty Obligations permitted under Section 8.6;

                (f) other Indebtedness, PROVIDED that the aggregate outstanding principal amount of such Indebtedness shall not exceed the difference between (i) 10% of Consolidated Tangible Assets MINUS (ii) the aggregate outstanding principal amount of Indebtedness of the Borrower secured by Liens permitted by clause (xiii) of the definition of Permitted Liens; and

                (g) Indebtedness in respect of Sale and Leaseback Transactions permitted by Section 8.13.

        8.2     LIENS.

        The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or after acquired, except for Permitted Liens.

        8.3     NATURE OF BUSINESS.

        The Credit Parties will not permit the Consolidated Parties taken as a whole to substantively alter the character or conduct of the business conducted by such Person as of the Closing Date.

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        8.4     CONSOLIDATION, MERGER, DISSOLUTION, ETC.

        The Credit Parties will not permit any Consolidated Party to enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); PROVIDED that, notwithstanding the foregoing provisions of this Section 8.4, (a) the Borrower may merge or consolidate with any of its Subsidiaries PROVIDED that (i) the Borrower shall be the continuing or surviving corporation and (ii) after giving effect to such transaction, no Default or Event of Default exists, (b) any Credit Party other than the Borrower may merge or consolidate with any other Credit Party other than the Borrower PROVIDED that after giving effect to such transaction, no Default or Event of Default exists, (c) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any Credit Party PROVIDED that (i) such Credit Party shall be the continuing or surviving corporation and (ii) after giving effect to such transaction, no Default or Event of Default exists, and (d) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any other Consolidated Party which is not a Credit Party PROVIDED that, after giving effect to such transaction, no Default or Event of Default exists.

        8.5     ASSET DISPOSITIONS.

        The Credit Parties will not permit any Consolidated Party to sell, lease, transfer or otherwise dispose of any Property other than (a) the sale of inventory in the ordinary course of business for fair consideration, (b) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business, (c) the sale, lease, transfer or other disposition of Property to any Credit Party in the ordinary course of business and (d) other sales of assets of the Consolidated Parties (including pursuant to Sale and Leaseback Transactions) having a net book value not to exceed $100,000,000 in the aggregate during the term of this Credit Agreement.

        8.6     INVESTMENTS.

        The Credit Parties will not permit any Consolidated Party to make Investments in or to any Person, except for Permitted Investments.

        8.7     RESTRICTED PAYMENTS.

        The Credit Parties will not permit any Consolidated Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Capital Stock of such Person, (b) to make dividends or other distributions payable to the Borrower (directly or indirectly through Subsidiaries) and (c) repurchases of the Borrower's Capital Stock, so long as
(i) the Leverage Ratio is less than 3.5 to 1.0 as of the fiscal quarter end immediately preceding any such repurchase and (ii) no Default or Event of Default shall exist immediately prior to or after giving effect to such repurchase.

        8.8     PREPAYMENTS OF INDEBTEDNESS, ETC.

        If any Default or Event of Default exists, the Credit Parties will not permit any Consolidated Party to (a) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, or (b) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by

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way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness.

        8.9     TRANSACTIONS WITH AFFILIATES.

        Except as set forth on SCHEDULE 8.9, the Credit Parties will not permit any Consolidated Party to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) normal compensation and reimbursement of expenses of officers and directors and (b) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

        8.10    FISCAL YEAR; ORGANIZATIONAL DOCUMENTS.

        The Credit Parties will not permit any Consolidated Party to (a) change its fiscal year or (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in a manner that would adversely affect the rights of the Lenders.

        8.11    LIMITATION ON RESTRICTED ACTIONS.

        The Credit Parties will not permit any Consolidated Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) applicable law or (iii) any document or instrument governing purchase money Indebtedness (including Capital Leases) permitted by this Credit Agreement, PROVIDED that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith.

        8.12    OWNERSHIP OF SUBSIDIARIES.

        Notwithstanding any other provisions of this Credit Agreement to the contrary, the Credit Parties will not permit any Consolidated Party to (i) permit any Person (other than the Borrower or any Wholly-Owned Subsidiary of the Borrower) to own any Capital Stock of any Subsidiary of the Borrower, (ii) permit any Subsidiary of the Borrower to issue Capital Stock (except to the Borrower or to a Wholly-Owned Subsidiary of the Borrower), (iii) permit, create, incur, assume or suffer to exist any Lien thereon, in each case except (A) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries or (B) for Permitted Liens and (iv) notwithstanding anything to the contrary contained in clause (ii) above, permit any Subsidiary of the Borrower to issue any shares of preferred Capital Stock.

        8.13    SALE LEASEBACKS.

        The Credit Parties will not permit any Consolidated Party to enter into any Sale and Leaseback Transactions except as permitted by Section 8.5(d).

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        8.14    NO FURTHER NEGATIVE PLEDGES.

        The Credit Parties will not permit any Consolidated Party to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Credit Agreement and the other Credit Documents or (b) pursuant to any document or instrument governing purchase money Indebtedness (including Capital Leases) permitted by this Credit Agreement, PROVIDED that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith.

                                    SECTION 9

                                EVENTS OF DEFAULT
                                -----------------

        9.1     EVENTS OF DEFAULT.

        An Event of Default shall exist upon the occurrence of any of the following specified events (each an "EVENT OF DEFAULT"):

                (a)     PAYMENT. Any Credit Party shall

                        (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

                        (ii) default, and such default shall continue for three (3) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

                (b) REPRESENTATIONS. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

                (c)     COVENANTS. Any Credit Party shall

                        (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.4, 7.9, 7.11, 7.12 or Section 8;

                        (ii) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(a),
                (b), (c) or (d) and such default shall continue unremedied for a period of at least 5 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or

                        (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or

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                (d)     OTHER CREDIT DOCUMENTS. (i) Any Credit Party shall
        default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) except as a result of or in connection with a merger of a Subsidiary permitted under Section 8.4, any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

                (e) GUARANTIES. Except as the result of or in connection with a merger of a Subsidiary permitted under Section 8.4, the guaranty given by any Guarantor hereunder (including any Additional Credit Party) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Additional Credit Party) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

                (f) BANKRUPTCY, ETC. Any Bankruptcy Event shall occur with respect to any Consolidated Party; or

                (g)     DEFAULTS UNDER OTHER AGREEMENTS.

                        (i) Any Consolidated Party shall default in the performance or observance (beyond the applicable grace period with respect thereto, if any) of any material obligation or condition of any contract or lease material to the Consolidated Parties, taken as a whole; or

                        (ii) With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $5,000,000 in the aggregate for the Consolidated Parties taken as a whole, (A) any Consolidated Party shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                (h) JUDGMENTS. One or more judgments or decrees shall be entered against one or more of the Consolidated Parties involving a liability of $5,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

                (i) ERISA. Any of the following events or conditions, if such event or condition could have a Material Adverse Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the

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        termination of such Plan for purposes of Title IV of ERISA; (iii) an
        ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

                (j) INVALIDITY OF CREDIT DOCUMENTS. Any provision of any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Credit Party or any other Person contests in any manner the validity or enforceability of any provision of any Credit Document; or any Credit Party denies that it has any or further liability or obligation under any Credit Document, or purports to revoke, terminate, or rescind any provision of any Credit Document; or

                (k)     OWNERSHIP. There shall occur a Change of Control.

        9.2     ACCELERATION; REMEDIES.

        Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (pursuant to the voting requirements of Section 11.6) or cured to the satisfaction of the requisite Lenders (pursuant to the voting procedures in Section 11.6), the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties, take any of the following actions:

                (a) TERMINATION OF COMMITMENTS. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                (b) ACCELERATION. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Administrative Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

                (c) CASH COLLATERAL. Direct the Credit Parties to pay (and the Credit Parties agree that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), they will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

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                (d)     ENFORCEMENT OF RIGHTS. Enforce any and all rights and
        interests created and existing under the Credit Documents including, without limitation, all rights and remedies against a Guarantor and all rights of set-off.

        Notwithstanding the foregoing, if an Event of Default specified in
Section 9.1(f) shall occur with respect to the Borrower, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Administrative Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders.

                                   SECTION 10

                                AGENCY PROVISIONS

        10.1    APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

        (a) Each Lender hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are delegated to it by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Issuing Lender and the Lenders, and neither the Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.

        10.2    RIGHTS AS A LENDER.

        The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

        10.3    DELEGATION OF DUTIES.

        The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

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        10.4    EXCULPATORY PROVISIONS.

        The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, the Administrative Agent:

        (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

        (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law; and

        (c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

        The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.6 and 9.2) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.

        The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Credit Document,
(ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

        10.5    RELIANCE BY ADMINISTRATIVE AGENT.

        The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the

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Administrative Agent may presume that such condition is satisfactory to such
Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan, or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

        10.6    RESIGNATION OF ADMINISTRATIVE AGENT.

        The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; PROVIDED that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Credit Documents, the provisions of this Section and Section 11.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

        Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Lender and Swingline Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (ii) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (iii) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

        10.7    NON-RELIANCE BY ADMINISTRATIVE AGENT AND OTHER LENDERS.

        Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Lender also acknowledges that it will, independently and without reliance upon

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the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

        10.8    NO OTHER DUTIES, ETC.

        Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

        10.9    ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or LOC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

        (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LOC Obligations and all other Credit Party Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 3.5 and 11.5 allowed in such judicial proceeding; and

        (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections
3.5 and 11.5.

        Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Credit Party Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

        10.10   GUARANTY MATTERS.

        The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations hereunder if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release any Guarantor from its obligations hereunder pursuant to this Section 10.10.

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                                   SECTION 11

                                  MISCELLANEOUS
                                  -------------

        11.1    NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATIONS.

                (a) NOTICES GENERALLY. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                        (i) if to the Borrower, the Administrative Agent, the Issuing Lender or the Swingline Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on SCHEDULE 11.1; and

                        (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

        Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection
        (b) below, shall be effective as provided in such subsection (b).

                (b) ELECTRONIC COMMUNICATIONS. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, PROVIDED that the foregoing shall not apply to notices to any Lender or the Issuing Lender pursuant to Section 2,
        Section 3.3 and Section 3.13 if such Lender or Issuing Lender has notified the Administrative Agent that it is incapable of receiving notices under such Sections by electronic communication. The Administrative Agent or the Borrower (on behalf of itself and the other Credit Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

                Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), PROVIDED that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

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                (c)     EFFECTIVENESS OF FACSIMILE DOCUMENTS AND SIGNATURES.
        Credit Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all Credit Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; PROVIDED, HOWEVER, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

                (d) RELIANCE BY ADMINISTRATIVE AGENT, ISSUING LENDER AND LENDERS. The Administrative Agent, the Issuing Lender and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing and Swingline Loan Requests) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the Issuing Lender, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

                (e) THE PLATFORM. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the "AGENT PARTIES") have any liability to the Borrower, any Lender, the Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower's or the Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; PROVIDED, HOWEVER, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

                (f) CHANGE OF ADDRESS, ETC. Each of the Borrower, the Administrative Agent, the Issuing Lender and the Swingline Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Issuing Lender and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

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        Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the "Private Side Information" or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender's compliance procedures and applicable law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the "Public Side Information" portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

        11.2    RIGHT OF SET-OFF.

        Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether such Lender shall have made any demand under hereunder or thereunder and although such obligations may be unmatured. Each Lender agrees promptly to notify any affected Credit Party after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

        11.3    SUCCESSORS AND ASSIGNS.

                (a) SUCCESSORS AND ASSIGNS GENERALLY. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of
        Section 11.3(b), (ii) by way of participation in accordance with the provisions of Section 11.3(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.3(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

                (b) ASSIGNMENTS BY LENDERS. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this subsection (b), participations in LOC Obligations and in Swingline Loans) at the time owing to it); PROVIDED that any such assignment shall be subject to the following conditions:

                        (i)     MINIMUM AMOUNTS.

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                                (A)     in the case of an assignment of the
                        entire remaining amount of the assigning Lender's Commitment and the related Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

                                (B)     in any case not described in subsection
                        (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

                                (C) the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the Eligible Assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

                                (D)     the consent of the Swingline Lender
                        (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Commitments.

                        (ii) PROPORTIONATE AMOUNTS. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swingline Loans;

                        (iii) REQUIRED CONSENTS. No consent shall be required for any assignment except to the extent required by subsection
                (b)(i)(B) of this Section and, in addition:

                                (A)     the consent of the Borrower (such
                        consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

                                (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

                        (iv) ASSIGNMENT AND ASSUMPTION. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together

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                with a processing and recordation fee of $3,500; PROVIDED,
                HOWEVER, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

                        (v) NO ASSIGNMENT TO BORROWER. No such assignment shall be made to the Borrower or any of the Borrower's Affiliates or Subsidiaries.

                        (vi) NO ASSIGNMENT TO NATURAL PERSONS. No such assignment shall be made to a natural person.

        Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.6, 3.11, 3.12 and 11.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.3(d).

                (c) REGISTER. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and LOC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                (d) PARTICIPATIONS. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in LOC Obligations and/or Swingline Loans) owing to it); PROVIDED that
        (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any

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        provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.6 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.6, 3.11 and 3.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.3(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.2 as though it were a Lender, provided such Participant agrees to be subject to Section 3.14 as though it were a Lender.

                (e) LIMITATIONS UPON PARTICIPANT RIGHTS. A Participant shall not be entitled to receive any greater payment under Section 3.6 or 3.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.11(d) as though it were a Lender.

                (f) CERTAIN PLEDGES. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; PROVIDED that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                (g) ELECTRONIC EXECUTION OF ASSIGNMENTS. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

                (h) RESIGNATION AS ISSUING LENDER OR SWINGLINE LENDER AFTER ASSIGNMENT. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitments and Revolving Loans pursuant to Section 11.3(b), Bank of America may,
        (i) upon 30 days' notice to the Borrower and the Lenders, resign as Issuing Lender and/or (ii) upon 30 days' notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as Issuing Lender or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender or Swingline Lender hereunder; PROVIDED, HOWEVER, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender or Swingline Lender, as the case may be. If Bank of America resigns as Issuing Lender, it shall retain all the rights, powers, privileges and duties of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all LOC Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to
        Section 2.2(c)). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in

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        outstanding Swingline Loans pursuant to Section 2.3. Upon the appointment of a successor Issuing Lender and/or Swingline Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender or Swingline Lender, as the case may be, and (b) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

        11.4    NO WAIVER; REMEDIES CUMULATIVE.

        No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

        11.5    EXPENSES; INDEMNITY; DAMAGE WAIVER.

        (a) The Credit Parties jointly and severally agree to pay on demand all costs and expenses of the Administrative Agent, the Issuing Lender and their Affiliates in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Credit Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Credit Documents. The Credit Parties further jointly and severally agree to pay on demand all costs and expenses of the Administrative Agent, the Issuing Lender and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents and the other documents to be delivered hereunder.

        (b) The Credit Parties jointly and severally agree to indemnify and hold harmless the Administrative Agent, the Issuing Lender and each Lender and each of their Affiliates and their respective officers, directors, employees, agents, and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans (including any of the foregoing arising from the negligence of the Indemnified Party), except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of the Credit Parties, their respective directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Credit Parties agree not to assert any claim against the Administrative Agent, any Lender, any of their

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Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans. No Indemnified Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnified Party through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnified Party as determined by a final and nonappealable judgment of a court of competent jurisdiction.

        (c) REIMBURSEMENT BY LENDERS. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or
(b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender's pro rata share (based on its Revolving Commitment Percentage) (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 3.13(b).

        (d) PAYMENTS. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

        (e) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 11.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

        11.6    AMENDMENTS, WAIVERS AND CONSENTS.

        Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, PROVIDED, HOWEVER, that:

                (a) without the consent of each Lender affected thereby, neither this Credit Agreement nor any other Credit Document may be amended to

                        (i) extend the final maturity of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

                        (ii) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees hereunder,

                        (iii) reduce or waive the principal amount of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

                        (iv) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

                        (v) release the Borrower or, except in a transaction permitted under Section 8.4 or Section 8.5, substantially all of the other Credit Parties from its or their obligations under the Credit Documents,

                        (vi)    amend, modify or waive any provision of this
                Section 11.6 or Section 3.14,

                        (vii) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders, or

                        (viii) consent to the assignment or transfer by the Borrower or all or substantially all of the other Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

                (b) without the consent of the Administrative Agent, no provision of Section 10 may be amended; and

                (c) without the consent of the Issuing Lender, no provision of Section 2.2 may be amended, and without the consent of the Swingline Lender, no provision of Section 2.3 may be amended.

        Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

        11.7    COUNTERPARTS.

        This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof.

        11.8    HEADINGS.

        The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

        11.9    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

        All indemnities set forth herein and all representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations and the termination of the Commitments hereunder. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any extension of credit hereunder, and shall continue in full force and effect as long as any Loan or any other Credit Party Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

        11.10   GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

                (a) THIS CREDIT AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of New York, or of the United States located in the State of New York, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

                (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                (c) EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS CREDIT AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        11.11   SEVERABILITY.

        If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

        11.12   ENTIRETY.

        This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

        11.13   BINDING EFFECT; TERMINATION.

                (a) This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by each Credit Party and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, the Administrative Agent and each Lender and their respective successors and assigns.

                (b) The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding, all of the Credit Party Obligations have been irrevocably satisfied in full and all of the Commitments hereunder shall have expired or been terminated.

        11.14   TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

        Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Credit Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

        For purposes of this Section, "INFORMATION" means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, PROVIDED that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

        11.15   USE OF SOURCES.

        Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the course of funds to be used by such lender in connection with the financing hereunder:

                (a) no part of such funds constitutes assets allocated to any separate account maintained by such lender in which any employee benefit plan (or its related trust) has any interest;

                (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan;

                (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(e)(a)(A) of ERISA; or

                (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

        As used in this Section 11.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in
Section 3 of ERISA.

        11.16   CONFLICT.

        To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.


        11.17   US PATRIOT ACT NOTICE.

        Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

        11.18   NO ADVISORY OR FIDUCIARY RESPONSIBILITY.

        In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Borrower and each other Credit Party acknowledges and agrees, and acknowledges its Affiliates' understanding, that:
(i) (A) the arranging and other services regarding this Credit Agreement provided by the Administrative Agent and the Arranger are arm's-length commercial transactions between the Borrower, each other Credit Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, (B) each of the Borrower and the other Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Credit Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arranger has any obligation to the Borrower, any other Credit Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Credit Parties and their respective Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to the Borrower, any other Credit Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and the other Credit Parties hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

        11.19   REPLACEMENT OF LENDERS.

        If (i) any Lender requests compensation under Sections 3.6 and 3.9, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.11,
(iii) a Lender (a "NON-CONSENTING LENDER") does not consent to a proposed change, waiver, discharge or termination with respect to any Credit Document that has been approved by the Required Lenders as provided in Section 11.6 but requires unanimous consent of all Lenders or all Lenders directly affected thereby (as applicable) and, or (iv) any Lender or the Issuing Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender or Issuing Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.3), all of its interests, rights and obligations under this Credit Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), PROVIDED that:

                (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.3(b);

                (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.12) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

                (c) in the case of any such assignment resulting from a claim for compensation under Sections 3.6 and 3.9 or payments required to be made pursuant to Section 3.11, such assignment will result in a reduction in such compensation or payments thereafter;

                (d) such assignment does not conflict with applicable Requirements of Law; and

                (e) in the case of any such assignment resulting from a Non-Consenting Lender's failure to consent to a proposed change, waiver, discharge or termination with respect to any Credit Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination; PROVIDED that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender's Commitments and outstanding Loans and participations in LOC Obligations and Swingline Loans pursuant to this
        Section 11.19 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.

        A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

        If the Issuing Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to the Issuing Lender and the Administrative Agent, require the Issuing Lender to resign as Issuing Lender, PROVIDED THAT (i) such resigning Issuing Lender shall retain all the rights, powers, privileges and duties of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all LOC Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.2(c)) and (ii) a successor Issuing Lender shall have been appointed and such successor Issuing Lender shall have issued letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such resignation or make other arrangements satisfactory to the resigning Issuing Lender to effectively assume the obligations of such resigning Issuing Lender with respect to such Letters of Credit. The Issuing Lender shall not be required to resign if, prior thereto, the circumstances entitling the Borrower to require such resignation cease to apply.


                           [Signature Page to Follow]

        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                       TRACTOR SUPPLY COMPANY,
--------
                                a Delaware corporation


                                By:    /s/ James F. Wright
                                   -----------------------------------------
                                Name:  James F. Wright
                                     ---------------------------------------
                                Title: President and Chief Executive Officer
                                      ----------------------------------------

                                By:    /s/ Anthony F. Crudele
                                   -----------------------------------------
                                Name:  Anthony F. Crudele
                                     ---------------------------------------
                                Title: Chief Financial Officer
                                      --------------------------------------


GUARANTORS:                     TRACTOR SUPPLY CO. OF MICHIGAN, LLC,
----------
                                a Michigan limited liability company


                                By:    /s/ James F. Wright
                                   -----------------------------------------
                                Name:  James F. Wright
                                     ---------------------------------------
                                Title: President and Chief Executive Officer
                                      ----------------------------------------

                                By:    /s/ Anthony F. Crudele
                                   -----------------------------------------
                                Name:  Anthony F. Crudele
                                     ---------------------------------------
                                Title: Chief Financial Officer
                                      --------------------------------------


                                TRACTOR SUPPLY CO. OF TEXAS, LP,
                                a Texas limited partnership


                                By:    /s/ James F. Wright
                                   -----------------------------------------
                                Name:  James F. Wright
                                     ---------------------------------------
                                Title: President and Chief Executive Officer
                                      ----------------------------------------

                                By:    /s/ Anthony F. Crudele
                                   -----------------------------------------
                                Name:  Anthony F. Crudele
                                     ---------------------------------------
                                Title: Chief Financial Officer
                                      --------------------------------------


                                DEL'S, LLC
                                a Delaware limited liability company


                                By:    /s/ Alex Stanton
                                   -----------------------------------------
                                Name:  Alex Stanton
                                     ---------------------------------------
                                Title: Treasurer
                                      --------------------------------------



                             [Signatures continue.]

ADMINISTRATIVE AGENT:           BANK OF AMERICA, N.A.
--------------------

                                By:   /s/ Michael Brashler
                                   -----------------------------------------
                                Name: Michael Brashler
                                     ---------------------------------------
                                Title: Vice President
                                       --------------------------------------


LENDERS:                        BANK OF AMERICA, N.A.
-------

                                By:    /s/ Lisa Barksdale
                                   -----------------------------------------
                                Name:  Lisa Barksdale
                                     ---------------------------------------
                                Title: Vice President
                                      --------------------------------------


                                U.S. BANK NATIONAL ASSOCIATION

                                By:    /s/ John Chapman
                                   -----------------------------------------
                                Name:  John Chapman
                                     ---------------------------------------
                                Title: Vice Presidnet
                                      --------------------------------------


                                WACHOVIA BANK, NATIONAL ASSOCIATION

                                By:    /s/ Bradford Vieira
                                   -----------------------------------------
                                Name:  Bradford Vieira
                                     ---------------------------------------
                                Title: Vice President
                                      --------------------------------------


                                SUNTRUST BANK

                                By:    /s/ Kay M. Yarbrough
                                   -----------------------------------------
                                Name:  Kay M. Yarbrough
                                     ------------------------------
                                Title: Vice President
                                      --------------------------------------


                                JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

                                By:    /s/ Robert L. Mendoza
                                   -----------------------------------------
                                Name:  Robert L. Mendoza
                                     ------------------------------
                                Title: Vice President
                                      --------------------------------------


                                BRANCH BANKING & TRUST COMPANY

                                By:    /s/ Natalie Ruggiero
                                    -----------------------------------------
                                Name:  Natalie Ruggiero
                                Title: Vice President

                                NATIONAL CITY BANK

                                By:    /s/ Michael Durbin
                                    -----------------------------------------
                                Name:  Michael Durnin
                                Title: Senior Vice President


                                REGIONS BANK

                                By:    /s/ Monty R. Trimble
                                    -----------------------------------------
                                Name:  Monty R. Trimble
                                     ------------------------------
                                Title: Senior Vice President
                                      --------------------------------------


                                FIFTH THIRD BANK

                                By:    /s/ John Perez
                                   -----------------------------------------
                                Name:  John Perez
                                     ---------------------------------------
                                Title: Vice President
                                      --------------------------------------